Exhibit 5.1

[AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]

July 16, 2010

Gulfport Energy Corporation

14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

Ladies and Gentlemen:

We have acted as counsel to Gulfport Energy Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by (i) the Company of up to $100,000,000 in aggregate initial offering price of securities (“Company Securities”) consisting of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) unsecured debt securities, in one or more series, consisting of either senior debt securities or subordinated debt securities (the “Debt Securities”), or (c) any combination of the foregoing, each such offering to be completed on the terms to be determined at the time of each offering, and (ii) by the selling stockholders identified in the Registration Statement of up to 16,246,074 shares (the “Selling Stockholder Shares”) of the Common Stock.

We have examined originals or certified copies of (i) a form of the Indenture for senior Debt Securities filed as Exhibit 4.2 to the Registration Statement to be entered into by the Company and a trustee to be named therein, (ii) a form of the Indenture for subordinated Debt Securities filed as Exhibit 4.3 to the Registration Statement to be entered into by the Company and a trustee to be named therein (the indentures in (i) and (ii) above are each referred to herein as an “Indenture”), and (iii) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies.

1700 Pacific Avenue / Suite 4100 / Dallas, TX 75201-4675 / 214.969.2800 / fax: 214.969.4343 / www.akingump.com

Gulfport Energy Corporation

July 16, 2010

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. With respect to Company Securities constituting Common Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange or conversion of Company Securities constituting Debt Securities, the applicable Indenture therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon exchange or conversion of any Company Securities constituting Debt Securities that is exchangeable for or convertible into Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. With respect to Company Securities constituting Debt Securities, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Debt Securities, (iii) the trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.

3. The Selling Stockholder Shares have been validly issued and are fully paid and non-assessable.

Gulfport Energy Corporation

July 16, 2010

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.

With respect to the opinions in paragraphs 1 and 2 above, we have assumed that, in the case of each offering and sale of Company Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Company Securities constitute Debt Securities, the Trustee will have been eligible and qualified and the applicable Indenture will have been qualified under the TIA and such effectiveness, eligibility or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Company Securities; (iii) such Company Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Company Securities constitute Common Stock or Debt Securities issuable upon exchange or conversion of Company Securities constituting Common Stock or Common Stock issuable upon exchange or conversion of Company Securities constituting Debt Securities, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Company Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) at the time of the issuance of such Company Securities, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) the Company will have the necessary corporate power and due authorization; (vi) the terms of such Company Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws of the Company and any applicable law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and, if such Company Securities constitute Debt Securities, in conformity with the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities; (vii) if such Company Securities constitute Common Stock, (a) sufficient shares of Common Stock will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if Common Stock is issuable upon exchange or conversion of Company Securities constituting Debt Securities, the applicable Indenture therefor) will not be less than the par value of such Common Stock; (viii) if such

Gulfport Energy Corporation

July 16, 2010

Company Securities constitute Common Stock issuable upon exchange or conversion of Company Securities constituting Debt Securities, the action with respect to such Debt Securities referred to in Paragraph 2 above will have been taken; (ix) if such Company Securities constitute Debt Securities that are exchangeable for or convertible into Company Securities constituting Common Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock upon exchange or conversion of such Debt Securities, the terms of such exchange or conversion and related matters and to reserve such Common Stock for issuance upon such exchange or conversion; and (x) if such Company Securities constitute Debt Securities, the applicable Instrument will constitute the legal, valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms.

B.	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States, (ii) the General Corporation Law of the State of Delaware, and (iii) the Laws of the State of New York.

C.	This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstance that may hereafter come to our attention.

D.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

Gulfport Energy Corporation

July 16, 2010

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.